Exhibit 99.2

First Quarter 2007 Results May 1, 2007

Important Disclosure This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, assumptions and projections about NAVTEQ at the time that the statements are made. Such statements may include, but are not limited to, expectations of future financial performance and operating results, growth in unit volume, our share of business, penetration rates, product release schedules for NAVTEQ and our customers, the decline of our distribution business, and the results of the integration of acquisitions. The forward-looking statements are subject to certain risks and uncertainties that may cause the actual results to differ materially from our past performance and our current expectations and projections. For a discussion of these risks and factors that may affect future performance, please review the reports filed by NAVTEQ with the SEC; in particular, note the risk factors set forth under "Item 1A. Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006. NAVTEQ disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contents 1Q07 Results & Business Update Judson Green Detailed 1Q07 Results & Metrics Dave Mullen FY07 Guidance Dave Mullen Closing Remarks Judson Green Appendix I. II. III. IV. V.

1Q07 Results Overview Revenue and operating income set new quarterly records Q1 revenue grew 31% vs. 1Q06 (25% ex. FX) Excl. FX, TRFC/TMN acquisitions & distribution business, base business revenue grew ~25% vs. 1Q06 Business performed well; FX, other factors also helped results 1Q07 Net Cash from Operating Activities was $79.1 million Cash and marketable securities of $347.5 million at 4/1/07 ($ in millions, FY2007 except per share data) Q1 Revenue 160.0 $ Costs & Expenses (121.6) 38.3 Other Income 3.8 42.1 Tax Expense (11.9) 30.2 $ Diluted EPS (as reported) 0.31 $ Net Income Pre-Tax Income Operating Income

Business Update — Revenue By Geographic Region Europe, Middle East & Africa (EMEA) Q1 revenue grew 14% vs. 1Q06 5% on constant currency basis Americas Q1 revenue grew 61% vs. 1Q06 Up 49% excl. Traffic.com & Map Network acquisitions Asia-Pacific Q1 revenue of $1.9 million 1Q07 Asia-Pacific 1% EMEA 55% Americas 44% Americas 36% EMEA 63%

Business Update — In-Dash Europe in-dash revenue down only slightly from prior year (ex. FX), as expected Decline due to shipment timing, lower distribution mix; still expect growth on a full year basis Overall car sales down 1% vs. 1Q06; mostly poor sales performance for key luxury models Sales of BMW 5-series & X5 depressed ahead of Q1 re-designs Mercedes-Benz E-class up 24%, S-class down 13% Audi A4, A6, & A8 down Adoption steady at over 80% Navigation take rates growing modestly across virtually all car segments Improved NA in-dash performance primarily due to significantly higher adoption Adoption expected to approach 70% on a full year basis 13 new models adopting navigation in Q1, including Jeep Wrangler, Ford Escape, Mercury Mariner, Mazda Tribute, and Mitsubishi Endeavor Overall car sales down 2% vs. 1Q06; mix favored smaller vehicles with lower take rates Luxury cars down 12%, Minivans & pickups down 5%, Mass market sedans down 8% Compact SUVs up 16%, Compact cars up 7% Take rates increasing in most segments, but growth is dampened by higher adoption Note: Car sales data from Global Insight.

Business Update — Portable Device, Wireless Maps for portable devices more than doubled in seasonally weak quarter Q1 revenue generally reflects December, January, & February customer royalty reports Europe revenue driven by leading PND customers, early launch of NOKIA PND PND map unit growth particularly strong in North America TomTom ONE Europe will switch to our competitor beginning in Q3 Decision NOT based on quality of map or services NAVTEQ LBS Challenge winners announced at 3GSM and CTIA Wireless Fourth annual contest had 340 applications and 25 semi-finalists Over 800 applications have been submitted since 2004

Acquisition Update The Map Network Integration of core business systems complete Destination content being integrated with our database Traffic.com Administrative overlap has been rationalized Traffic operations integration underway Combined sales efforts have already led to new business wins Map Network and Traffic.com contributed Q1 revenue of approx. $6 million

Business Update — Coverage & Content Thailand map 60th country of navigable coverage Visual Content 2-D & 3-D buildings and landmarks Map Network: Smithsonian maps www.gosmithsonian.com

New Business Hyundai First Kia model launched in December 2006 BMW (RPM) Pan-European map update program to launch in May Medion Multi-year extension for entire PND line

1Q07 Performance Q1 financial results were helped by a number of factors: 1. Favorable foreign exchange rate 1Q07 average USD/Euro rate of $1.31 vs. Guidance rate ($1.27): increased revenue by $3.1 million and EPS by $0.01 vs. 1Q06 average rate ($1.20): increased revenue by $6.9 million and EPS by $0.02 2. Better-than-expected map sales for portable devices Residual benefits from strong Q4 performance 3. Delay in executing contract with Internet customer Revenue expected in 4Q06 pushed into 1Q07 4. Operating expenses lower than anticipated Several database projects were slow to get started

1Q07 Revenue Analysis Onboard revenue represented 87% of total Distribution Services 15% of total revenue 39% of total in-dash map units EU 54% of in-dash units NA 25% of in-dash units License fees for Top 10 customers declined an average of 9% Map Units (in thousands) 2007 2006 % CHANGE 2006 % CHANGE Q1 Q4 VS. 4Q06 Q1 VS. 1Q06 In-Dash 1,029 1,117 (8%) 957 8% Portable Device 2,122 2,740 (23%) 1,035 105% Total Map Units 3,151 3,857 (18%) 1,992 58% Note: Map units include initials, updates, additional regions, and all other maps used for route guidance. Portable Device units include PNDs, PDAs, and mobile phones with onboard maps.

1Q07 Operating Expense Analysis Total operating expenses Up 20% vs. 1Q06 Up 12% excl. FX Up 3% vs. 4Q06 Database Creation & Delivery costs Up 18% vs. 1Q06 Up 10% excl. FX Down 4% vs. 4Q06 SG&A expense Up 22% vs. 1Q06 Up 16% excl. FX Up 17% vs. 4Q06 Database Creation & Delivery Costs 1Q07 Other DB 4% Direct Distribution 25% Data Collection & Processing 71% Operating Expenses 1Q07 SG&A Expenses 39% Database Creation & Delivery 61%

Additional 1Q07 Operating Expense and Profitability Data Stock-based compensation expense: $4.3 million Stock option portion: $2.5 million Operating margin: 24.0% Pretax margin: 26.3% Effective tax rate: 28.2% 0% 5% 10% 15% 20% 25% 30% 35% 40% 1Q06 2Q06 3Q06 4Q06 1Q07 Pretax Margin Operating Margin  0% 5% 10% 15% 20% 25% 30% 35% 40% 1Q06 2Q06 3Q06 4Q06 1Q07

2007 Guidance The following forward-looking statements reflect NAVTEQ management’s expectations as of May 1, 2007. For the fiscal year 2007, NAVTEQ reaffirms its previously issued annual guidance, which was provided on February 8, 2007.  NAVTEQ expects revenue in the range of $720 million to $750 million and earnings per diluted share of $1.20 to $1.26, assuming an average annual U.S. Dollar/Euro exchange rate of $1.27 and an effective tax rate of 28-29%. Operating expenses for balance of year should be higher than anticipated, with spending ramping significantly in Q2.

Closing Remarks Our business has changed with the emergence of PNDs and wireless devices Demand for new content and business models requires us to adapt We are reacting to requests from our customers and anticipating their needs in terms of content, coverage and services Evolving business to focus on the mobile consumer Positioning NAVTEQ as a hub for location content Developing more options for our customers in terms of business models These changes add complexity, but we believe they will help preserve and enhance our competitive advantage

Appendix

Key Financial and Other Metrics

($ in millions, except where indicated)

	2006A 1Q	2006A 2Q	2006A 3Q	2006A 4Q	2006A YEAR	2007A 1Q
Average USD/Euro FX rate	$1.202	$1.260	$1.275	$1.292	$1.257	$1.311
Days in the period	92	91	91	91	365	91
Revenue	$ 122.3	$ 135.9	$ 142.7	$ 180.7	$ 581.6	$ 160.0
% Growth (vs. prior yr)	*16.8%*	*10.7%*	*16.0%*	*23.8%*	*17.1%*	*30.8%*
% of Annual Total	*21.0%*	*23.4%*	*24.5%*	*31.1%*	*100.0%*	*NA*
Operating Expenses	$ (101.6)	$ (102.8)	$ (105.6)	$ (117.9)	$ (427.9)	$ (121.6)
% Growth (vs. previous qtr)	*(2.7%)*	*1.2%*	*2.7%*	*11.6%*	*NA*	*3.2%*
% of Annual Total	*23.7%*	*24.0%*	*24.7%*	*27.5%*	*100.0%*	*NA*
Operating Income	$ 20.7	$ 33.1	$ 37.0	$ 62.8	$ 153.7	$ 38.3
% Margin	*16.9%*	*24.4%*	*26.0%*	*34.8%*	*26.4%*	*24.0%*
Net Income	$ 16.2	$ 23.8	$ 27.1	$ 42.9	$ 110.0	$ 30.2
% Growth (vs. prior yr)	*(3.6%)*	*(5.9%)*	*(73.2%)*	*55.2%*	*(35.6%)*	*86.9%*
% Margin	*13.2%*	*17.5%*	*19.0%*	*23.8%*	*18.9%*	*18.9%*
Diluted EPS	$ 0.17	$ 0.25	$ 0.28	$ 0.45	$ 1.15	$ 0.31
% Growth (vs. prior yr)	*(5.6%)*	*(7.8%)*	*(73.6%)*	*53.7%*	*(36.6%)*	*83.6%*
% of Annual Total	*14.7%*	*21.6%*	*24.6%*	*39.0%*	*100.0%*	*NA*
Net Cash From Operating Activities	$ 14.4	$ 38.0	$ 11.0	$ 76.6	$ 140.0	$ 79.1
Revenue Metrics						
Total Map Units (000s)	1,992	2,476	2,617	3,857	10,941	3,151
In-Dash	957	1,026	961	1,117	4,060	1,029
Portable Device	1,035	1,450	1,656	2,740	6,881	2,122
Onboard Revenue as % of Total	88%	91%	88%	88%	89%	87%
Distribution Revenue as % of Total	19%	18%	17%	13%	17%	15%
Distribution Units as % of In-Dash Total	45%	42%	40%	36%	41%	39%
EMEA	66%	61%	57%	51%	59%	54%
Americas	18%	20%	22%	22%	21%	25%

NAVTEQ

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# Selected Quarterly Metrics



Revenue (M)
$200
$150
$100
$50
$0
1Q06
2Q06
3Q06
4Q06
1Q07



Net Cash From Operating Activities (M)
$80
$60
$40
$20
$0
1Q06
2Q06
3Q06
4Q06
1Q07



Map Units (K)
4,000
3,000
2,000
1,000
0
1Q06
2Q06
3Q06
4Q06
1Q07



Headcount
3,000
2,600
2,200
1,800
1,400
1,000
Traffic.com
1Q06
2Q06
3Q06
4Q06
1Q07

NAVTEQ

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Database Creation & Delivery Cost Detail Database Creation & Delivery Cost Detail ($ in millions) 2006A 2006A 2006A 2006A 2006A 2007A 1Q 2Q 3Q 4Q YEAR 1Q Direct distribution costs 16.0 $ 17.9 $ 18.3 $ 19.5 $ 71.7 $ 17.7 $ 25.5% 27.3% 26.4% 25.2% 26.0% 23.8% Data collection & processing costs 45.0 $ 46.4 $ 49.8 $ 53.5 $ 194.6 $ 52.8 $ 71.5% 70.6% 71.7% 69.0% 70.6% 71.1% Other database costs 1.9 $ 1.4 $ 1.3 $ 4.6 $ 9.1 $ 3.8 $ 3.0% 2.2% 1.9% 5.9% 3.3% 5.1% Total Database Creation & Delivery costs 62.9 $ 65.7 $ 69.4 $ 77.5 $ 275.5 $ 74.3 $ % of Total DC&D costs % of Total DC&D costs % of Total DC&D costs